UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2024

Tesla, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34756	91-2197729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Tesla Road

Austin, Texas 78725

(Address of Principal Executive Offices, and Zip Code)

(512) 516-8177

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	TSLA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Andrew Baglino, Senior Vice President, Powertrain and Energy Engineering of Tesla, Inc. (“Tesla,”, or the “Company”), resigned from Tesla, effective as of April 14, 2024. Mr. Baglino served in this position since October 2019, prior to which he served in various engineering positions continuously since joining Tesla in March 2006. Tesla is grateful to Mr. Baglino for his leadership and contributions to our significant innovation and growth over the course of his 18-year career.

Item 8.01 Other Events

On April 15, 2024, Tesla announced a company-wide restructuring that reduces our headcount by more than 10% globally. Over the years, we have grown rapidly with multiple factories scaling around the globe. With this rapid growth, there has been a duplication of roles and job functions in certain areas. We believe it is extremely important to look at every aspect of the Company for cost reductions and increasing productivity. This action will prepare Tesla for our next phase of growth, as we are developing some of the most revolutionary technologies in auto, energy and artificial intelligence.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA, INC.

By:	/s/ Vaibhav Taneja
Vaibhav Taneja Chief Financial Officer

Date: April 16, 2024